UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  May 19, 2011

Senesco Technologies, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-31326	84-1368850
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

721 Route 202-206, Suite 130, Bridgewater, NJ	08807
(Address of Principal Executive Offices)	(Zip Code)

(908) 864-4444
(Registrant's telephone number, including area code)

303 George Street, Suite 420, New Brunswick, New Jersey 08901
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01    Entry into a Material Definitive Agreement.

On May 16, 2011, Senesco Technologies, Inc., a Delaware corporation (the “Company”), as subtenant, entered into a sublease agreement (the “Sublease Agreement”) with Norris, McLaughlin & Marcus P.A., as sublandlord, effective as of May 19, 2011 (the “Effective Date”), relating to the rental of approximately 3,650 square feet of office space located at 721 Route 202-206, Suite 130, Bridgewater, New Jersey 08807.  The Company’s current lease with Matrix/AEW NB, LLC for the office space located at 303 George Street, Suite 420, New Brunswick, New Jersey 08901 will expire on May 31, 2011.

The term of the Sublease Agreement will begin on the Effective Date and will continue through May 31, 2013.  The Company has the option to renew for one additional one (1) year period following expiration of the initial term.  The Sublease Agreement provides for annual base rental payments of $62,050 per year, payable monthly in the amount of $5,170.83 per month plus electric of $6,387 per year, payable monthly in the amount of $532.  In addition, the Company has paid a security deposit in an amount equal to $5,170.83.

This summary description of the Sublease Agreement does not purport to be complete and is qualified in its entirety by reference to the Sublease Agreement, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description
10.1	Sublease Agreement, dated as of May 16, 2011 and effective as of May 19, 2011, by and between Norris, McLaughlin & Marcus, P.A., as Sublandlord, and Senesco Technologies, Inc., as Subtenant.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SENESCO TECHNOLOGIES, INC.

Dated: May 25, 2011	By: /s/ Leslie J. Browne, Ph.D.
Name: Leslie J. Browne, Ph.D. Title: President and Chief Executive Officer